UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2023

AEGLEA BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37722	46-4312787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street
Building 23
Suite 105
Waltham, Massachusetts	02453
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 651-5940

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	AGLE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

Following the 2023 Annual Meeting of Stockholders of Aeglea BioTherapeutics, Inc. (the “Company”) held on June 6, 2023, the Company’s Board of Directors approved a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a ratio of 1-for-25 (the “Reverse Stock Split Ratio”) and a reduction in the total number of authorized shares of Common Stock from 500,000,000 shares to 20,000,000 shares (the “Authorized Shares Reduction”), each with an effective time of 12:01 a.m. Eastern Time on September 8, 2023 (the “Effective Time”). To effect the Reverse Stock Split and the Authorized Shares Reduction, on September 7, 2023, the Company filed a Certificate of Amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Amendment”).

As of the Effective Time, every 25 shares of Common Stock outstanding were combined, automatically and without any action on the part of the Company or its stockholders, into one new share of Common Stock. No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, the exchange agent will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. After that sale, stockholders who would have been entitled to a fractional share will instead receive a cash payment in an amount equal to their respective pro rata share of the total proceeds of such sale. The Common Stock commenced trading on a split-adjusted basis at the open of trading on September 8, 2023, at which time the Common Stock began to be represented by a new CUSIP number (00773J202). The par value per share of the Common Stock remains unchanged.

In addition, effective as of the Effective Time and based on the Reverse Stock Split Ratio, proportionate adjustments were made (i) in accordance with the terms of the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock, to the conversion ratio of the Company’s Series A preferred stock, (ii) in accordance with the terms of the Company’s outstanding warrants to purchase shares of Common Stock, to the number of shares issuable under such outstanding warrants and the per-share exercise price with respect to those warrants, and (iii) in accordance with the terms of the Company’s equity plans, to the number of shares subject to outstanding equity awards, the per-share exercise or purchase price (if any) with respect to those awards, and the number of shares of Common Stock reserved for future issuance under such plans.

The foregoing description of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On September 7, 2023, the Company posted an updated corporate presentation (the “Corporate Presentation”) on its website. Slide 4 of the Corporate Presentation includes information regarding the Company’s capitalization after giving effect to the Reverse Stock Split and the Amendment, including its adjusted total capitalization (including all common equivalents on an as-converted basis) of approximately 47.7 million shares outstanding as of June 22, 2023. A copy of the Corporate Presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the presentation attached as Exhibit 99.1 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in the presentation attached as Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On September 8, 2023, the Company effected the Reverse Stock Split. In connection with the Reverse Stock Split, the Company is voluntarily including in this Current Report on Form 8-K certain selected financial data which reflects the effect of the Reverse Stock Split for the years ended 2022, 2021 and 2020. The selected financial information should be read in conjunction with the Company’s consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for the periods presented below.

(dollars in thousands, except share and per share data)
	Year Ended December 31,
	2022	2021	2020
Net loss	$(83,815)	$(65,801)	$(80,893)
Net loss per share, basic and diluted	$(24.86)	$(25.02)	$(37.89)
Weighted-average common shares outstanding, basic and diluted (1)	3,371,231	2,629,784	2,134,869

(1)

Adjusted to give effect to the Reverse Stock Split of the Company’s Common Stock that became effective with the commencement of trading on September 8, 2023. The Reverse Stock Split had no effect on the Company’s reported net income; however, it did affect the Company’s weighted average shares of Common Stock outstanding, basic and diluted and its net loss per share, basic and diluted.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Aeglea BioTherapeutics, Inc., effective September 8, 2023.

99.1	Corporate Presentation (September 2023).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGLEA BIOTHERAPEUTICS, INC.

Date: September 8, 2023	By:	/s/ Cameron Turtle
Cameron Turtle.
Chief Operating Officer